UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

CATACA RESOURCES INC.
(Exact Name of Registrant as Specified in Its Charter)

Nevada	__________________________
(State of Incorporation or organization)	(I.R.S. Employer Identification no.)

782 Ayala Avenue, Makati City, Philippines, 2130	________
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act: none

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [ ]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [X]

Securities Act registration statement file number to which this form relates:  333-190255
                                                                                                                                     (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

Title of each class	Name of each exchange on which
to be so registered	each class is to be registered

Common Stock, par value $0.001 per share	none

Item 1. Description of Registrant’s Securities to be Registered.

            Reference is made herein to Amendment No. 5 to the Registration Statement on Form S-1 (File No. 333-190255) (the “Registration Statement”), filed with the Securities and Exchange Commission (the “Commission”) on August 22, 2014 by the Registrant, which was declared effective by the Commission on August 29, 2014.

            Incorporated by reference herein are the descriptions of the Registrant’s common stock, par value $0.001 per share being registered hereunder contained under the heading “Description of Securities to be Registered” contained in the Registration Statement.

Item 2. Exhibits.

            The following exhibits are filed as part of this registration statement on Form 8-A.

Exhibit No.	Description

3.1	Form of Articles of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Registration Statement.

3.2	Form of Bylaws of the Registrant (incorporated by reference to Exhibit 3.2 to the Registration Statement.

4.1	Form of Specimen Certificate for shares of Registrant’s common stock, par value $.001 per share (incorporated by reference to Exhibit 4.1 to the Registration Statement.

SIGNATURE

            Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

CATACA RESOURCES, INC.
/s/ Edward Barrios
Edward Barrios, President

EXHIBIT INDEX

            The following exhibits are filed as part of this registration statement on Form 8-A.

Exhibit No.	Description

3.1	Form of Articles of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-190255.

3.2	Form of Bylaws of the Registrant (incorporated by reference to Exhibit 3.2 to the Registrant’s Registration Statement on Form S-1 (File No. 333-190255).

4.1

Form of Specimen Certificate for shares of Registrant’s common stock, par value $.001 per share (incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-190255).